Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Post-Effective Amendment No.1 on Form S-8 to Registration Statement on Form S-4 No. 333-251656) pertaining to IAC/InterActiveCorp’s 2018 Stock and Annual Incentive Plan, 2013 Stock and Annual Incentive Plan, 2008 Stock and Annual Incentive Plan, 2005 Stock and Annual Incentive Plan, Retirement Savings Plan, 2011 Deferred Compensation Plan for Non-Employee Directors, 2007 Deferred Compensation Plan for Non-Employee Directors and 2000 Fee Deferral Plan for Non-Employee Directors; and

(2) Registration Statement (Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-1 No. 333-239204) pertaining to IAC/InterActiveCorp’s 2018 Stock and Annual Incentive Plan and 2013 Stock and Annual Incentive Plan

of our reports dated February 29, 2024, with respect to the consolidated financial statements and schedule of IAC Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of IAC Inc. and subsidiaries, included in this Annual Report (Form 10-K) of IAC Inc. and subsidiaries for the year ended December 31, 2023.

/s/ Ernst & Young LLP

New York, New York
February 29, 2024